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                                                                       EXHIBIT 1

                                   AGREEMENT

               In accordance with Reg. S. 13d-1(f)(1), the undersigned each hereby agrees that Hutchison Whampoa Limited shall file on behalf of each of them this Schedule 13D relating to the Common Stock, par value $0.01 per share, in Omnipoint Corporation, to which this Agreement is an Exhibit and such statements and amendments thereto as may be required to be filed with the United States Securities and Exchange Commission.

     Dated:  July 6, 1999


                                           FOR AND ON BEHALF OF
                                           HUTCHISON WHAMPOA LIMITED



                                           By:   /s/ Frank Sixt
                                                 -------------------------------
                                                 Name:  Frank Sixt
                                                 Title: Director



                                           FOR AND ON BEHALF OF
                                           HUTCHISON TELECOMMUNICATIONS
                                            PCS (USA) LIMITED



                                           By:   /s/ Frank Sixt
                                                 -------------------------------
                                                 Name:  Frank Sixt
                                                 Title: Director



                                           FOR AND ON BEHALF OF
                                           CHEUNG KONG (HOLDINGS) LIMITED



                                           By:   /s/ Frank Sixt
                                                 -------------------------------
                                                 Name:  Frank Sixt
                                                 Title: Director

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